Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.
New York, New York

We consent to the incorporation by reference in Registration Statement No. 333-229987 on Form S-8 of our reports dated February 27, 2020, relating to the consolidated financial statements of Steel Partners Holdings L.P. and the effectiveness of Steel Partners Holdings L.P.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Steel Partners Holdings L.P. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York
February 27, 2020